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                                                                   EXHIBIT 10.15

                                PROMISSORY NOTE

     FOR VALUE RECEIVED, Timothy S. Manney (the "Maker"), hereby promises to pay to Complete Business Solutions, Inc., a Michigan corporation (the "Company"), at the times and in the manner provided in this Note, the principal amount of One Million One Hundred Twenty Five Thousand Dollars ($1,125,000), together with simple interest on such principal amount at the rate of 8.25% per annum from the date of this Note until this Note is paid in full.

     The entire principal amount plus any unpaid interest shall be due on April 25, 2006. Interest payments shall be paid semi-annually on the first business day of January and July of each year while this Note is outstanding; provided that no interest shall be paid prior to the Purchased Shares being registered with the Securities and Exchange Commission under the Securities Act of 1933. No interest shall be paid on interest.

     Simultaneously with the execution and delivery of this Note, the Maker is executing and delivering to the Company an Exercise and Loan Notice and Stock Pledge of even date (the "Notice and Pledge") pursuant to which the Maker is granting to the Company a security interest in the Purchased Shares until the principal of and interest on this Note is paid in full.

     The Maker shall be entitled to prepay the principal of and interest on this Note at any time without premium or penalty. Any payments made on this Note shall be applied first to accrued interest and then to outstanding principal. In the event of any default by the Maker under this Note, the Company may retain the Purchased Shares in full satisfaction of the obligations of the Maker under this Note. The Maker shall be liable for all costs of collection of this Note, including reasonable attorneys' fees of the Company.

     The Maker hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and diligence in collection or bringing suit. The Company may extend the time for payment or accept partial payment without discharging or releasing the Maker.

     Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Notice and Pledge.


Dated:  December 30, 1996

                                        MAKER:


                                        /s/ Timothy S. Manney
                                        -------------------------------------
                                        Timothy S. Manney
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                            EXERCISE AND LOAN NOTICE
                                AND STOCK PLEDGE

     The undersigned (the "Option Holder") hereby exercises the Option Holder's right pursuant to Section 2 of the Option Agreement (the "Agreement"), dated April 25, 1996 between the Option Holder and Complete Business Solutions, Inc., a Michigan corporation (the "Company"), to purchase 450,000 shares of Common Stock of the Company (the "Purchased Shares"), as adjusted for a 10,000 for 1 stock split on September 10, 1996, for a purchase price of $2.50 per share or an aggregate purchase price of $1,125,000.

     Pursuant to Section 5 of the Agreement, the Option Holder elects to borrow from the Company $1,125,000 (the "Loan") to purchase the Purchased Shares. Simultaneously with the execution and delivery of this Notice and Pledge, the Option Holder is executing and delivering to the Company the Option Holder's Promissory Note of even date herewith in the original principal amount of the Loan (the "Note").

     The Option Holder hereby pledges the Purchased Shares and any Proceeds (as defined below) to the Company and grants to the Company a first priority security interest in the Purchased Shares and any Proceeds as security for the performance of the obligations of the Option Holder under the Note. For purposes of this Notice and Pledge, "Proceeds" shall mean all property substituted for the Purchased Shares or any part of the Purchased Shares, and all cash or noncash proceeds of the Purchased Shares up to a maximum of $2.50 per share resulting from any sale, exchange or transfer of the Purchased Shares or arising by virtue of the ownership of the Purchased Shares, including without limitation cash or noncash dividends, or the rights to additional or other securities upon any corporate reorganization, merger or consolidation, offering of stock rights, stock split or stock dividend. Notwithstanding the foregoing, for so long as the Note shall remain outstanding and the Option Holder shall not be in default thereunder, the Option Holder shall have the right to vote the Purchased Shares and to receive any cash dividends declared and paid upon the Purchased Shares.

     Simultaneously with the execution and delivery of this Notice and Pledge, the Option Holder is executing and delivering to the Company a Stock Power (Separate from Certificate) to enable the Company to effect the transfer of all or any part of the Purchased Shares in the event of a default by the Option Holder in any of the Option Holder's obligations under the Note.

     No delay on the part of the Company in the exercise of any right shall operate as a waiver of such right and no single or partial exercise by the Company of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy. This Notice and Pledge shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to any conflicts of laws rules.

                                        OPTION HOLDER:

                                        /s/ Timothy S. Manney
Dated:  December 30, 1996               -------------------------------------
                                        Timothy S. Manney